UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

DoubleVerify Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40349	82-2714562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

462 Broadway
New York, New York	10013
(Address of principal executive offices)	(Zip Code)

(212) 631-2111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	DV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 15, 2025, Julie Eddleman notified DoubleVerify Holdings, Inc. (the “Company”) of her decision to resign as Executive Vice President and Global Chief Commercial Officer of the Company, effective as of December 31, 2025, to pursue other interests. Ms. Eddleman has agreed to assist the Company on transition matters as a consultant following her departure.

(e) In connection with Ms. Eddleman’s departure, Ms. Eddleman, DoubleVerify Inc. (“DV”) and the Company entered into an Executive Separation Agreement (the “Separation Agreement”) and Ms. Eddleman and DV entered into a Consulting Agreement (the “Consulting Agreement”) to provide for an orderly transition of her duties and responsibilities.

The Separation Agreement provides for Ms. Eddleman to continue in her current role at her current compensation through December 31, 2025, and to transition her responsibilities as directed by the Company. Subject to Ms. Eddleman’s continued compliance with the restrictive covenants applicable to her, and her execution, reaffirmation and non-revocation of a general release and waiver of claims against the Company, Ms. Eddleman will be entitled to an annual bonus pursuant to the terms of the Company’s fiscal year 2025 annual bonus plan at the level accrued by the Company based on actual performance and Ms. Eddleman’s service as a consultant will constitute continued service for purposes of the vesting of certain outstanding restricted stock units, nonqualified stock options and performance-based restricted stock units.

The Consulting Agreement has an initial term (the “Term”) of approximately 6 months, commencing on January 1, 2026, which may be terminated by the Company at any time on thirty (30) days prior written notice or immediately for “cause” or by the Consultant at any time for a material breach by the Company of the Consulting Agreement that is not timely cured. During the Term, Ms. Eddleman will serve as a Senior Advisor to the Company to work on projects designated by the Company’s Chief Executive Officer, and will be paid $350 per hour for each hour she provides services during the Term.

Item 7.01Regulation FD Disclosure.

On September 15, 2025, the Company issued a press release announcing Ms. Eddleman’s departure, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and in Exhibit 99.1 attached to this Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
99.1	Press Release dated September 15, 2025
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLEVERIFY HOLDINGS, INC.

	By:	/s/ Andy Grimmig
		Name:	Andy Grimmig
		Title:	Chief Legal Officer
Date: September 15, 2025